Exhibit 10.4

SHAREHOLDERS AGREEMENT

dated as of March 20, 2017

by and among

POWER SOLUTIONS INTERNATIONAL, INC.

WEICHAI AMERICA CORP.

and

Each of the persons

listed on Exhibit A hereto

i

Section 5.14.	Expenses	19

Section 5.15.	Additional Securities	19

Section 5.16.	Disclosure	19

ii

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of 20, 2017 by and among, each of the individuals listed on Schedule A attached hereto (each a “Founder”, and collectively, the “Founders”), Power Solutions International, Inc., a Delaware corporation (the “Company”) and Weichai America Corp., a company organized under the laws of the State of Illinois (the “Investor”).

RECITALS

WHEREAS, concurrently herewith, Investor and the Company are entering into a Share Purchase Agreement (the “Share Purchase Agreement”) pursuant to which the Company has agreed to issue and sell to the Investor certain the Securities (as hereinafter defined), on the terms and conditions set forth therein;

WHEREAS, as of the date hereof, each Founder is the record (except as noted on Schedule A) and beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of certain shares of Common Stock, par value $0.001 per share, of the Company (“Common Stock”)) as set forth in the column titled “Owned Shares” opposite such Founder’s name on Schedule A hereto (such Owned Shares, together with any other Securities acquired (whether beneficially or of record) by such Founder after the date hereof and prior to the termination of all of such Founder’s obligations under this Agreement, including any Securities acquired by means of purchase, dividend or distribution, or issued upon the exercise of any Company options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Founder Shares”); and

WHEREAS, in order to induce the Investor and the Company to enter into the Share Purchase Agreement and consummate the transactions contemplated thereby, the Founders and the Company have agreed to enter into this Agreement, relating to the voting and transfer of securities of the Company.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1.    Definitions. For the purposes of this Agreement:

“Affiliates” means (a) in the case of a Person that is a natural person, such Person’s (i) parents, (ii) spouse and the spouse’s parents and siblings, (iii) siblings and their spouses, (iv) descendants and their spouses (whether by blood or adoption and including stepchildren), and (v) any entity Controlled by such Person; and (b) in the case of a Person that is an entity, any other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such first Person, including such first Person’s subsidiaries and holding companies and the subsidiaries of any such holding companies;

“Agreement” has the meaning set forth in the preamble;

“Arbitral Tribunal” has the meaning set forth in Section 5.4(a);

“Beneficial ownership” or “beneficially own” or similar term shall mean beneficial ownership as defined under Rule 13d-3 under the Exchange Act;

“Board” means the board of directors of the Company;

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the People’s Republic of China, Hong Kong or the City of New York, New York is authorized or obligated by law or executive order to remain closed;

“Closing” has the meaning set forth in the Share Purchase Agreement;

“Closing Date” has the meaning set forth in the Share Purchase Agreement;

“Common Stock” has the meaning set forth in the recitals;

“Company” has the meaning set forth in the preamble;

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person or securities that represent a majority of the outstanding voting securities of such Person;

“Director” means a Person who is a member of the Board;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“Expiration Time” has the meaning set forth in Section 2.1;

“Founders” has the meaning set forth in the preamble;

“Founders Pledged Common Stock” has the meaning set forth in Section 2.1;

“Founder Shares” has the meaning set forth in the preamble;

“Fully-Diluted Basis” means, when used with respect to issued and outstanding share capital of the Company, the total number of all Common Stock which are or would be issued and outstanding assuming the full conversion of all other rights, options or warrants to acquire Common Stock and any notes, debentures, preference shares (including, without limitation, the Preferred Stock), warrants (including, without limitation, the Warrant) or other securities or rights, which are ultimately convertible or exercisable into, or exchangeable for, Common Stock.

“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, local, municipal or other political subdivision or other government, governmental, regulatory or administrative authority, agency, board, bureau, department, instrumentality or commission or any court, tribunal, judicial or arbitral body of competent jurisdiction or stock exchange;

“Independent Director” means a director of the Company that satisfies the requirements to be an “Independent Director” as such term in Section 5605(A)(2) of the Nasdaq Listing Rules.

“Investor” has the meaning set forth in the preamble;

“Investor Director” means each individual whom the Investor designates for appointment or election as a Director from time to time pursuant to the Investor Rights Agreement;

“Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of the date hereof by and among the Company and the Investor, as it may be amended, modified or supplemented from time to time in accordance with the terms thereof;

“Involuntary Transfers” has the meaning set forth in Section 3.1;

“Law” means any federal, national, foreign, supranational, state, provincial or local statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law), official policy, rule or interpretation of any Governmental Authority with jurisdiction over the Company or the parties hereto, as the case may be;

“LCIA Court” has the meaning set forth in Section 5.5(b);

“LCIA Rules” has the meaning set forth in Section Section 5.5(a);

“Lien” means any security interest, pledge, mortgage, lien, charge, claim, hypothecation, title defect, right of first option or refusal, right of preemption, third-party right or interests, put or call right, lien, adverse claim of ownership or use, or other encumbrance of any kind;

“Nasdaq” shall mean the Nasdaq Stock Market;

“Nominating Committee” has the meaning set forth in Section 2.3(b);

“Offer Price” has the meaning set forth in Section 3.2(a);

“Offered Shares” has the meaning set forth in Section 3.2(a);

“Permitted Transfer” has the meaning set forth in Section 3.3;

“Permitted Transferee” has the meaning set forth in Section 3.3;

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, organization, entity or Governmental Authority;

“Preferred Stock” means the Series B redeemable convertible stock, par value $0.001 per share, of the Company;

“Purchase Notice” has the meaning set forth in Section 3.2(b);

“Securities” means any Common Stock or any equity interest of, or shares of any class in the share capital (ordinary, preferred or otherwise) of, the Company and any convertible securities, options, warrants and any other type of equity or equity-linked securities convertible, exercisable or exchangeable for any such equity interest or shares of any class in the share capital of the Company;

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Selling Shareholder” has the meaning set forth in Section 3.1;

“Shareholder” or “Shareholders” means Persons who hold the Common Stock from time to time;

“Share Purchase Agreement” has the meaning set forth in the recitals;

“Stock Pledge Agreement” has the meaning set forth in Share Purchase Agreement;

“Stockholder Approval” shall have the meaning accorded to such term in the Share Purchase Agreement;

“Stockholder Proposal” shall have the meaning accorded to such term in the Share Purchase Agreement;

“Stockholder Written Consent” shall have the meaning accorded to such term in the Share Purchase Agreement;

“Third Party” means any bona fide third party and not the Investor, the Founders nor their respective Affiliates;

“Trading Day” means any day on which the U.S. national stock exchange on which the Common Stock are then listed and traded is open for trading in securities based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time);

“Transaction Documents” means this Agreement and each of the other agreements and documents entered into or delivered by the parties hereto in connection with the transactions contemplated by this Agreement, including the Share Purchase Agreement, Warrant and the Investor Rights Agreement;

“Transfer” (or any correlative term) means, in respect of any Securities, a direct or indirect sale, assignment, pledge, charge, mortgage, hypothecation, gift, placement in trust (voting or otherwise) or transfer by operation of Law of such Securities, or the creation of a security interest in, or Lien on, or any other disposal (directly or indirectly and whether or not voluntary) on such Securities, and shall include any transfer by will or intestate succession or entry into any swap or other derivatives transaction that transfers to any person, in whole or in part, any of the economic benefits or risks of ownership of such Securities, whether any such transaction is to be settled by delivery of such Securities or other Securities, in cash or otherwise;

“Transfer Notice” has the meaning set forth in Section 3.1;

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an established U.S. national or non-U.S. securities exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the securities exchange on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), or (b) if the Common Stock is not listed or quoted on an established U.S. national or non-U.S. securities exchange but is then quoted on an over-the-counter market, the volume weighted average closing sales prices of the Common Stock for such date (or the nearest preceding date) on such over-the-counter market as applicable; and

“Warrant” means the 2018 Warrant (as such term is defined in the Share Purchase Agreement).

Section 1.2.    Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)    when a reference is made in this Agreement to an Article, Section or Schedule, such reference is to an Article, Section or Schedule of or to this Agreement;

(b)    the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)    the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d)    all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(e)    the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and any noun or pronoun shall be deemed to cover all genders;

(f)    references to a Person are also to its successors and permitted assigns; and

(g)    the use of the term “or” is not intended to be exclusive.

ARTICLE II

VOTING AGREEMENT

Section 2.1.    Stockholder Approval. From and after the date hereof, until the earlier of the (x) effectiveness of the Stockholder Approval and the (y) termination of this Agreement pursuant to and in compliance with the terms hereof (such earlier time, the “Expiration Time”), each Founder shall:

(a)    if the Stockholder Written Consent is executed and delivered, then thereafter refrain from revoking or seeking to revoke the Stockholder Written Consent;

(b)    reject any other transaction, proposal, agreement or action which is made in opposition to the Stockholder Proposal or in competition or inconsistent with the Stockholder Proposal;

(c)    reject any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the transactions contemplated under the Stock Purchase Agreement or the other Transaction Documents, or the performance by such Founder of its obligations under this Agreement; and

(d)    reject any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Share Purchase Agreement, or of such Founder contained in this Agreement or otherwise reasonably requested by the Investor in order to consummate the transactions contemplated under the Share Purchase Agreement; and

(e)    use reasonable best efforts to procure the effectiveness of the Stockholder Approval within 180 days following the Closing Date.

On or prior to the Closing Date, the Founders shall pledge to the Investor 4,180,545 shares of Common Stock of Founder Shares (“Founder Pledged Common Stock”) pursuant to the Stock Pledge Agreement and execute all such applications and other instruments as may be reasonably required by the Investor in connection with securing the Founder Pledged Common Stock or perfecting any Lien (as defined in the Stock Pledge Agreement) (including any UCC filings). In the event that the Stockholder Approval is not effective on or prior to the first anniversary of Closing Date, the Founders shall, upon request of the Investor, either (i) grant all necessary proxies and/or written consents to authorize the Investor to vote the same number of Founder Shares as the Preferred Stock issued to the Investor on all matters submitted to a vote at any meeting of the stockholders, adjournment, postponement or continuation thereof, during the period commencing from the first anniversary following Closing Date until the conversion of the Preferred Stock (“Interim Period”), or (ii) pursuant to the terms of the Stock Pledge Agreement, (A) transfer, register or otherwise put into the Investor’s name or the name of the nominee or nominees of the Investor the Founder Pledged Common Stock, and such Founder shall take any steps deemed necessary or helpful by the Investor to cause such transfer or registration, and (B) grant all necessary proxies and/or written consents to authorize the Investor to vote an additional 590,703 shares of Common Stock held by the Founder as of such time (other than the Founder

Pledged Common Stock), on all matters submitted to a vote at any meeting of the stockholders, adjournment, postponement or continuation thereof. Upon the effectiveness of the Stockholder Approval, all of Founders’ obligations under this Section 2.1 and under the Stock Pledge Agreement will terminate and the Liens and security interests granted under the Stock Pledge Agreement, the Founder Pledged Common Stock and any other property then held as part of the Pledged Stock in accordance with the provisions of the Stock Pledge Agreement shall be returned to the Founders.

Section 2.2.    Voting on Fundamental Corporate Matters. Subject to and commencing upon the Closing, each of the Founders agrees not to, and to cause its Affiliates not to, vote the Founder Shares beneficially owned by him or his Affiliates at any time, whether at any stockholders meeting, adjournment, postponement or continuation thereof, by proxy or in person, or in connection with any action by written consent in lieu of any such annual or special meeting of stockholders of the Company, in favor of any matter of the nature forth below in this Section 2.2, or call or seek to call or requisition any meeting of stockholders of the Company or make any solicitation of written consent in lieu of any such annual or special meeting of stockholders of the Company, for the purpose of approving any matter of the nature forth below in this Section 2.2, unless previously agreed in writing by the Investor:

(a)    any merger, consolidation or other business combination transaction, including any stockholder resolutions upon which any such acquisition, disposition, merger, consolidation or other business combination transaction is contingent;

(b)     a sale, transfer, lease or other disposition of all or substantially all of the assets of the Company (or any series of related transactions resulting in such sale, transfer, or lease of all or substantially all of the assets of the Company);

(c)    any amendment, modification, supplement, restatement or other change to the Company’s certificates of incorporation, bylaws or other governing documents, including any non-binding shareholder proposals with respect thereto;

(d)    the commencement of or consent to any proceeding seeking (i) to adjudicate the Company as bankrupt or insolvent, (ii) any reorganization, liquidation, winding up, dissolution, reorganization, or arrangement of the Company under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for the Company or for any substantial part of the Company’s property;

(e)    the re-domestication, continuance or removal of the Company to any other jurisdiction;

(f)    the appointment or removal of the Company’s auditors; and

(g)    any issuance, sale, pledge, distribution or other disposition of capital stock requiring approval of stockholders under Rule 5635 of the Nasdaq Listing Rules (or any comparable successor rule(s)) or by applicable Law.

Section 2.3.    Voting on and Nomination of Directors. Subject to and commencing upon the Closing:

(a)    each of the Founders agrees:

(i)    not to remove any Investor Director from the Board, or seek to call or requisition any meeting of the Board or any written consent of the Directors for the purpose of removing any Investor Director, or call or seek to call or requisition any meeting of stockholders of the Company or make any solicitation of written consent in lieu of any such annual or special meeting of stockholders of the Company, for the purpose of removing any Investor Director from the Board, unless such Investor Director has engaged in an action which would constitute fraud under applicable Law or has engaged in willful misconduct or gross negligence with respect to the Company;

(ii)    from and after the time the Board has been reconstituted to seven (7) members in connection with the Closing in accordance with the Share Purchase Agreement and the Investor Rights Agreement, not to take any action to increase or decrease the size of the Board without the express written consent of the Investor unless directed to do so by the Investor in writing; and

(iii)    that, at any annual or special meeting of the stockholders of the Company, however called, or in connection with any action by written consent in lieu of any such annual or special meeting of stockholders of the Company, at which the appointment or removal of Directors is to be approved, ratified or otherwise considered, such Founder shall vote or cause to be voted (including by proxy or through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company, if applicable) all of its Founder Shares in favor for the election of the Investor Directors and shall not seek to call or requisition any meeting of stockholders of the Company or any written consent of the stockholders of the Company for the purpose of, or vote in favor of, removing any Investor Director unless directed to do so by the Investor in writing.

(b)    The Company, the Investor and the Founders agree that, from and following the Closing, the Board maintains a Nominating and Governance Committee (the “Nominating Committee”), and the Nominating Committee shall at all times have a majority of Independent Directors. As of the Closing, the number of members of the Board shall be increased from five (5) to seven (7). Prior to April 6, 2017, the Board may designate a person to act as an additional Independent Director, and in connection therewith, Gary Winemaster shall resign as a director of the Company, effective immediately prior to the appointment by the Board of such person as an Independent Director. If Gary Winemaster has not resigned as a director prior to April 6, 2017, then Gary Winemaster shall resign as a director of the Company on April 6, 2017. Following Closing, the parties agree that the Nominating Committee shall have the exclusive authority to nominate non-Investor Directors (“Non-Investor Director Nominees”) for election by the stockholders of the Company. The Investor and the Founders shall have no obligation to vote in favor of or against the election of any such Non-Investor Director Nominees. If any Non-Investor Director Nominee is not elected by the stockholders of the Company, or if any Non-Investor

Director ceases to be a director during the term of such director’s appointment, the Board shall have the authority to fill such vacancy in accordance with the Company’s bylaws, and such appointee shall serve as a Non-Investor Director until the next annual or special meeting of stockholders of the Company at which directors of the Company are elected.

(c)    The Company, the Investor and the Founders agree that at all times the composition of the Board and any committees of the Board shall comply with all applicable Law and stock exchange requirements. Without limiting the foregoing in any manner, the parties agree that:

(i)    following the Closing, and so long as the Company is not a “controlled company” within the meaning of the Nasdaq Listing Rules, a majority of the Board members shall be Independent Directors; and

(ii)    immediately after the Investor exercises the Warrant in full, the Company will be a “controlled company” within the meaning of the Nasdaq Listing Rules and, so long as it remains a controlled company, the Company shall be exempted from Rule 5615 of the Nasdaq Listing Rules of Rules 5605(b), (d) and (e) (except for the requirements of subsection (b)(2) which pertain to executive sessions of Independent Directors) of the Nasdaq Listing Rules,

(iii)    provided, in each case, unless prohibited by applicable Law and stock exchange requirements, the Investor shall have the right to nominate all of the Investor Directors as non-Independent Directors serving on the Board.

Section 2.4.    Grant of Irrevocable Proxy; Appointment of Proxy.

(a)    Each Founder and the Investor further agrees not to take any other actions as a stockholder of the Company or in any other capacity intended to or reasonably likely to, directly or indirectly, circumvent, avoid or nullify the voting arrangements required by this Article II.

(b)    Each Founder hereby irrevocably appoints the Investor and any designee thereof as its proxy and attorney-in-fact (with full power of substitution), to vote or cause to be voted (including by proxy, if applicable) such Founder’s Founder Shares (i) in accordance with Section 2.1 above, and (ii) subject to and commencing upon the Closing, in accordance with Section 2.3(a)(iii) above, in each case at any annual or special meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, at which any of the matters described in Section 2.1 or Section 2.3(a)(iii) above is to be considered. Each Founder represents that all proxies, powers of attorney, instructions or other requests given by such Founder prior to the execution of this Agreement in respect of the voting of such Founder’s Founder Shares, if any, are not irrevocable and each Founder hereby revokes any and all previous proxies, powers of attorney, instructions or other requests with respect to such Founder’s Founder Shares. Each Founder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

(c)    Each Founder affirms that the irrevocable proxy set forth in this Section 2.4 is given in connection with the execution of the Share Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Founder under this

Agreement. Each Founder further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 2.4, is intended to be irrevocable; provided, that such proxy shall be automatically terminated in respect of the matters described in Section 2.1 at the Expiration Time. If for any reason the proxy granted herein is not irrevocable, then each Shareholder agrees to vote such Shareholder’s Securities in accordance with Section 2.1 and Section 2.3(a)(iii) above (in the case of the matters described in Section 2.1, prior to the Expiration Time). The parties hereto agree that the foregoing is a voting agreement.

Section 2.5.    Restrictions on Transfers. Each Founder hereby agrees that, from the date hereof until the Expiration Time, such Founder shall not, and shall cause its Affiliates not to, directly or indirectly, (a) Transfer any Founder Shares if such Transfer (x) has, or would reasonably be expected to have, the effect of reducing or limiting such Founder’s economic interest in such Founder Shares or (y) grants a third party the right to vote or direct the voting of such Founder Shares, (b) deposit any Founder Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) convert or exchange, or take any action which would result in the conversion or exchange of, any Founder Shares, (d) knowingly take any action that would make any representation or warranty of such Founder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling, or delaying such Founder from performing any of its obligations under this Agreement, or (e) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b), (c) or (d).

ARTICLE III

RIGHT OF FIRST REFUSAL

Section 3.1.    Transfer Notice. Subject to Section 3.3, if at any time upon and after the Closing (a) any of the Founders (the “Selling Shareholder”) proposes to Transfer any Securities of the Company held by such Selling Shareholder, in whole or in part, to one or more Third Parties; or (b) any Securities held directly or indirectly by the Selling Shareholder are Transferred involuntarily pursuant to divorce, legal separation, bankruptcy or other proceedings, death or any other involuntary Transfer (collectively, “Involuntary Transfers”), then such Selling Shareholder (or its, his or her executor) shall first comply with the provisions of Section 3.2. Notwithstanding the foregoing, a Transfer resulting from the death of a Founder shall not be deemed to be an Involuntary Transfer if the transferee, upon request of any party hereto or receiving a Purchase Notice, executes the written agreement contemplated in the proviso at the end of Section 3.3, in which case such transferee shall be deemed to be a Permitted Transferee.

Section 3.2.    Right of First Refusal.

(a)    Prior to making or accepting an offer to Transfer any of its Securities to any third party, a Selling Shareholder (or its, his or her executor) shall give the Investor a written notice of its intention to make such Transfer (the “Transfer Notice”), which shall include (i) a description (including the class and the total number) of Securities to be Transferred (the “Offered Shares”); (ii) the identity of the prospective transferee(s); and (iii) the proposed offer price per Offered Shares (the “Offer Price”) and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a firm offer from the prospective bona fide transferee(s) or otherwise believes in good faith that a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer. The Selling Shareholder and the Investor shall thereafter comply with the following provisions of Section 3.2.

(b)    The Investor shall be granted the right of first refusal by the terms of the Transfer Notice, which the Investor can exercise upon giving written notice to the Selling Shareholder (the “Purchase Notice”) within thirty (30) days after its receipt of the Transfer Notice. The Purchase Notice shall specify the maximum number of Offered Shares which the Investor desires to purchase. The Investor will have the right to purchase all of the Offered Shares, on the same terms and conditions as set forth in the Transfer Notice, subject to Section 3.2(d) and (e).

(c)    In the event that the Transfer in question is an Involuntary Transfer, the price per share shall be the greater of the original purchase price paid by the Selling Shareholder for such Offered Shares (appropriately adjusted for share splits, share dividends, combinations and the like) and the fair market value of such Offered Shares, which, if the Common Stock is at the relevant time listed on an established U.S. national or non-U.S. securities exchange or reported through or an established over-the-counter trading system, shall be determined with reference to the price per share of Common Stock based on the trailing average VWAP over the preceding ten (10) consecutive Trading Days prior to the effective date of the Involuntary Transfer.

(d)    In the event the consideration for the Offered Shares specified in a Transfer Notice is payable in property other than cash and the Selling Shareholder and the Investor cannot agree on the cash value of such property within ten (10) days after the Investor’s receipt of the Transfer Notice, the value of such property shall be determined by an appraiser of recognized standing selected jointly by the Selling Shareholder on one hand and the Investor on the other hand. If they cannot agree on an appraiser within twenty (20) days after receipt of the Transfer Notice by the Investor, within a further five (5)-day period, the Selling Shareholder on one hand and the Investor on the other hand shall each select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing to determine the value of such property. The value of such property shall be determined by the appraiser selected pursuant to this Section within one month from its appointment, and such determination shall be final and binding on the Selling Shareholder and the Investor. The cost of such appraisal shall be shared equally by the Selling Shareholder on one hand and the Investor on the other hand. If the thirty (30) day period as specified in Section 3.2(b) has expired but for the determination of the value of the consideration for the Offered Shares offered by the Selling Shareholder, then such thirty (30) day period shall be extended to the fifth (5th) Business Day after such valuation shall have been determined to be final and binding pursuant to this Section.

(e)    Notwithstanding anything to the contrary in this Section 3.2, in the event that a Investor elects to purchase any Offered Shares pursuant to its right of first refusal hereunder and the Common Stock is at the relevant time listed on an established U.S. national or non-U.S. securities exchange or reported through or an established over-the-counter trading system, the Offer Price payable by the Investor shall be the lower of (i) the Offer Price as set forth in the Transfer Notice, subject to Section 3.2(d), and (ii) the trailing average VWAP over the preceding ten (10) consecutive Trading Days immediately prior to the delivery of the Purchase Notice by the Investor to the Selling Shareholder in respect of such Offered Shares.

(f)    To the extent that the Investor has not exercised their rights to purchase the Offered Shares subject to the Transfer Notice, the Selling Shareholder shall have a period of sixty (60) days from the expiration of such rights in which to sell any remaining Offered Shares, upon terms and conditions (including, without limitation, the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice, to the third party transferee(s) identified in the Transfer Notice and the Offered Shares that are sold shall not be subject to the terms and provisions of this Agreement and all proxies granted hereunder shall terminate but solely with respect to the Offered Shares that have been sold. In the event a Selling Shareholder does not consummate the sale or disposition of the Offered Shares within the sixty (60) day period from the expiration of these rights, the Investor’ right of first refusal shall continue to be applicable to any subsequent disposition of any Common Stock by any Selling Shareholder. Furthermore, the exercise or non-exercise by the Investor to purchase Offered Shares by the Selling Shareholder shall not adversely affect the Investor’s rights to make subsequent purchases from any Selling Shareholder. Any proposed Transfer on terms and conditions significantly different than those described in the Transfer Notice, as well as any subsequent proposed Transfer of any of the Offered Shares by a Selling Shareholder shall again be subject to the right of first refusal of the Investor as provided under this Section 3.2 and shall require compliance by the relevant Selling Shareholder with the procedures described in this Agreement.

Section 3.3.    Exempt Transfers. Subject to this Section 3.3, none of the restrictions and/or requirements contained in Section 3.1 and Section 3.2 with respect to Transfers of Securities shall apply to any:

(a)    Transfer of the Securities, directly or indirectly, by the Founder to the Founder’s ancestors, descendants, immediate family members, or spouse or to trusts for the benefit of such persons or parties or to the entities in which the Founder and/or his ancestors, descendants, immediate family members, or spouse holds 100% of the equity or beneficial interests;

(b)    Transfer of Securities by a Founder for estate planning purposes to a limited partnership, trust, association or other entity that is wholly-owned or controlled by such Founder;

(c)    Transfers of Securities by the Investor to any of its Affiliates (such transfers contemplated under clause (a) and clause (b) above and this clause (c) a “Permitted Transfer” and such transferees a “Permitted Transferee”);

(d)    issuance of Common Stock upon conversion of the Preferred Stock or exercise of the Warrant; or

(e)    bona fide sale of Securities by a Founder or the Investor to a Third Party of less than 3% of the Securities held by such Founder or the Investor, as applicable, during any three month period;

provided, that each Permitted Transferee shall, as a condition to the effectiveness of any such Permitted Transfer, furnish the parties hereto with a written agreement to be bound by and comply with this Agreement, including, without limitation, all provisions of ARTICLE II and ARTICLE III, as if such transferee(s) were the transferor hereunder, as well as the terms of the agreement pursuant to which such Offered Shares were issued; provided, further, that the transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1.    Representations and Warranties of the Founders. Except as set forth on Schedule A, each of the Founders, on a several and not joint and several basis, represents and warrants to the Investor as follows:

(a)    Ownership. Such Founder (i) is as of the date hereof the beneficial owner of, and has good and valid title to, its Owned Shares as set forth in Schedule A, and, immediately prior to the Closing, will be the beneficial owner of, and will have good and valid title to, its Securities, in each case free and clear of Liens other than as created by this Agreement, and (ii) has as of the date hereof with respect to all of its Owned Shares as set forth in Schedule A and will have immediately prior to the Closing with respect to all of its Founder Shares sole or shared (together with Affiliates controlled by such Founder) voting power, power of disposition, and power to demand dissenter’s rights, with no limitations, qualifications, or restrictions on such rights, subject to applicable United States federal securities Laws and the terms of this Agreement; (iii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Founder is a party relating to the pledge, disposition or voting of any of its Founder Shares and its Founder Shares are not subject to any voting trust agreement or other contract to which such Founder is a party restricting or otherwise relating to the voting or Transfer of such Founder Shares other than this Agreement; (iv) as of the date hereof and as of the Closing Date, other than its Owned Shares, such Founder does not own, beneficially or of record, or have the right to acquire, any shares of Common Stock or other securities of the Company, or any direct or indirect interest in any such securities (including by way of derivative securities); and (v) such Founder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any of its Owned Shares, except as contemplated by this Agreement;

(b)    Non-Contravention; No Conflicts. Except for the applicable requirements of the Securities Exchange Act of 1934, no filing or notice by the Founders with or to any Governmental Authority, and no authorization, consent, permit or approval from any Governmental Authority or any other Person is necessary for the execution and delivery of this Agreement or the performance obligations herein. The execution and delivery of this Agreement does not, and the performance of such Founder’s obligations under this Agreement and the consummation of the transactions contemplated by this Agreement, will not (1) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or loss of any material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon its assets or properties under, any provision of (A) any contract, agreement or other instrument to which any of the Founders is party or by which any of his assets or properties is bound, (B) any judgment, order, injunction, decree or Law applicable to the Founders or their assets or properties or (2) require any consent of, registration, declaration or filing with, notice to or permit from any Governmental Authority. For purposes of clarity it is acknowledged that a

Founder is not making any representation or warranty regarding any contract, agreement or other instrument to which the Company or any other person (other than such Founder) is a party or by which any of a person’s assets are bound or any judgement, order, injunction, decree or Law applicable to the Company or any other person (other than such Founder).

(c)    No Action. As of the date of this Agreement, there are no proceedings, claims, actions, suits or governmental or regulatory investigations pending or, to the knowledge of the Founders threatened against the Founders that could reasonably be expected to impair the ability of the Founders to timely perform in all material respects their obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 4.2.    Representations and Warranties of the Investor. The Investor represents and warrants to the Founders as follows:

(a)    Capacity; Authorization; Validity of Agreement; Necessary Action. The Investor is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction in which the Investor is organized or formed (in the case of good standing, to the extent the concept is recognized by such jurisdiction). The Investor has the legal capacity and authority (including corporate, limited partnership, trust or other organizational power, as applicable) to execute and deliver this Agreement and perform the Investor’s obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)    Non-Contravention; No Conflicts. Except for the applicable requirements of the Securities Exchange Act of 1934, no filing or notice by the Investor with or to any Governmental Authority, and no authorization, consent, permit or approval from any Governmental Authority or any other Person is necessary for the execution and delivery of this Agreement by the Investor or the performance by the Investor of the Investor’s obligations herein. The execution and delivery of this Agreement by the Investor does not, and the performance by the Investor of its obligations under this Agreement and the consummation by the Investor of the transactions contemplated by this Agreement, will not (1) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or loss of any material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon its assets or properties under, any provision of (A) any contract, agreement or other instrument to which the Investor is party or by which any of its assets or properties is bound, (B) any charter or organizational documents of the Investor or (C) any judgment, order, injunction, decree or Law applicable to the Investor or its assets or properties or (2) require any consent of, registration, declaration or filing with, notice to or permit from any Governmental Authority.

(c)    No Action. As of the date of this Agreement, there are no proceedings, claims, actions, suits or governmental or regulatory investigations pending or, to the knowledge of the Investor, threatened against the Investor that could reasonably be expected to impair the ability of the Investor to timely perform in all material respects its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d)    Ownership. As of the date hereof and as of the Closing, other than pursuant to the Share Purchase Agreement and the transactions contemplated thereunder, the Investor and its Affiliates do not own, beneficially or of record, or have the right to acquire, any shares of Common Stock or other Securities of the Company, or any direct or indirect interest in any such Securities (including by way of derivative securities).

ARTICLE V

GENERAL PROVISIONS

Section 5.1.    Term. This Agreement, and the obligations of the parties hereunder, shall terminate immediately upon the earlier to occur of (a) a written agreement to that effect, signed by all parties hereto, (b) the date on which the Investor owns less than five percent (5%) of the Common Stock on a Fully-Diluted Basis, and (c) upon the valid termination of the Share Purchase Agreement in accordance with Article VI thereof; provided, that the provisions set forth in this Section 5.1 and Section 5.15 shall survive the termination of this Agreement; provided, further, that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

Section 5.2.    Best Efforts. Each of the Founders agrees to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, to assist the Company to promptly resolve the Company’s financial accounting issues and restatements, delisting, and any investigation, claim and action arising therefrom.

Section 5.3.    Notices. Except as may be otherwise provided herein, any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one (1) Business Day after deposit with an internationally recognized overnight courier service; in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Founders, as set forth on Exhibit A:

If to the Investor:

Weichai America Corp.

Attention: Victory Liu

3100 Golf Road

Rolling Meadows, Illinois 60008

Email:    victor.liu@weichaiamerica.com

with a copy (which shall not constitute notice) to:

King & Wood Mallesons

20th Floor, East Tower, World Financial Center

1 Dongsanhuan Zhonglu, Chaoyang District Beijing 100020

People’s Republic of China

Attention:    Xu Ping

Email:          xuping@cn.kwm.com

and

O’Melveny & Myers LLP

37th Floor, Yin Tai Centre, Office Tower

No. 2 Jianguomenwai Avenue, Beijing 100022

People’s Republic of China

Attention:    Ke Geng and Nima Amini

Email:          kgeng@omm.com; namini@omm.com

If to the Company:

Power Solutions International, Inc.

201 Mittel Drive

Wood Dale, Illinois 60191

Attention:    Gary Winemaster, CEO

Email:          Gary.Winemaster@Psiengines.com

with a copy (which shall not constitute notice) to:

Power Solutions International, Inc.

Legal Department

201 Mittel Drive

Wood Dale, Illinois 60191

Attention:    William Buzogany, General Counsel

Email:          Wbuzogany@Psiengines.com

A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 5.3 by giving the other party written notice of the new address in the manner set forth above.

Section 5.4.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, without regard to principles of conflict of Laws thereunder other than New York General Obligations Law Section 5-1401.

Section 5.5.    Dispute Resolution.

(a)    Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation,

execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the London Court of International Arbitration (“LCIA Rules”) by one or more arbitrators appointed in accordance with the LCIA Rules (the “Arbitral Tribunal”);

(b)    The arbitration shall be conducted by a sole arbitrator unless either party objects, in which case the arbitration shall be conducted by a panel of three arbitrators. Where the arbitration is to be conducted by a sole arbitrator, the parties shall attempt to agree upon the selection of the sole arbitrator. If they cannot reach agreement within 30 days from the commencement of the arbitration, the sole arbitrator shall be appointed by the Court of the LCIA (the “LCIA Court”) in accordance with the LCIA Rules. Where the arbitration is to be conducted by a panel of three arbitrators, each party shall nominate one arbitrator and the two party-nominated arbitrators shall then select the chairman of the Arbitral Tribunal. If the two party-nominated arbitrators are unable to do so within 30 days after the commencement of the arbitration or any mutually agreed extension thereof, the chairman shall be selected by the LCIA Court in accordance with the LCIA Rules;

(c)    The place of arbitration shall be London;

(d)    The language of the arbitration shall be English;

(e)    Each arbitrator shall be licensed to practice law in New York;

(f)    Each party shall have the right to apply to any court of competent jurisdiction and/or to the Arbitral Tribunal for an order or award of interim, provisional or conservatory measures in order to maintain the status quo or to protect its rights or property pending arbitration pursuant to this Agreement or for the purpose of compelling a party to arbitrate and seeking temporary or preliminary relief in aid of an arbitration hereunder, and any such application shall not be deemed incompatible with, or a waiver of, the parties’ agreement to arbitrate;

(g)    The Arbitral Tribunal shall have power to take whatever interim measures it deems necessary, including injunctive relief, specific performance and other equitable relief, including in accordance with the provisions set forth in Section 5.12 of this Agreement;

(h)    The award rendered by the Arbitral Tribunal shall be final and binding between the parties and not subject to appeal or other recourse; and

(i)    Recognition and enforcement of any award rendered by the Arbitral Tribunal may be sought in any court of competent jurisdiction.

Section 5.6.    Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use commercially reasonable efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement, which most nearly effects the parties’ intent in entering into this Agreement.

Section 5.7.    No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, only the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 5.8.    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto. Except as otherwise provided herein, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the Investor, on the one hand, and the Founders, on the other hand.

Section 5.9.    Construction. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 5.10.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 5.11.    Calculation of Investor Shares. In calculating the Investor’s ownership of Common Stock at any given time and from time to time for purposes of determining the availability of any Investor rights under this Agreement, all Securities held or acquired by the Investor and/or its Affiliates shall be aggregated together and any Securities other than Common Stock which are ultimately convertible or exercisable into, or exchangeable for, Common Stock rights will be deemed to have been convertible or exercisable into Common Stock (regardless of whether at such time conversion or exercise is permissible under the terms of such Security).

Section 5.12.    Specific Performance. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the parties hereto in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Investor, on the one hand, and each of the Founders, on the other hand, shall be entitled to seek an injunction or injunctions, specific performance and other equitable remedies to prevent breaches of this Agreement by the other (as applicable) and to seek to enforce specifically the terms and provisions of this Agreement and to thereafter cause the transactions contemplated by this Agreement to be consummated on the terms and subject to the conditions thereto set forth in this Agreement. The foregoing rights are in addition to and without limitation of any other remedy to which the parties may be entitled at law or in equity. The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. Each of the parties hereto hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.

Section 5.13.    Amendment; Waiver. Any provision of this Agreement may be amended, modified or supplemented only by a written instrument duly executed by all the parties hereto. The observance of any provision in this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of the party against whom such waiver is to be effective. Any amendment or waiver effected in accordance with this Section 5.13 shall be binding upon the Investor, the Founders and their respective assigns. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.

Section 5.14.    Expenses. Except as expressly provided herein, each party will bear its own costs and expenses incurred by it or on its behalf in connection with the Transaction Documents and the transactions contemplated thereby.

Section 5.15.    Additional Securities. Each of the Founders and Investor covenants and agrees to promptly (and in any event within 48 hours) notify the other parties of any new Securities of the Company with respect to which beneficial ownership is acquired by such party or their respective Affiliates, including, without limitation, by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company, if any, after the date hereof. Any such Securities shall automatically become subject to the terms of this Agreement and Schedule A hereto shall be deemed amended accordingly.

Section 5.16.    Disclosure. Unless required by Law, any stock exchange rules, or upon request of any Governmental Authority or stock exchange, each of the Parties shall not, and shall cause their respective Affiliates not to, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Share Purchase Agreement or the transactions contemplated hereby or thereby, without the prior written consent of the other parties. Each party (a) consents to and authorizes the publication and disclosure by any party of the other parties’ identity and ownership of the Securities and the existence and terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, that a party reasonably determines in its good faith judgment is required to be disclosed by Law or any stock exchange rules in any press release, any other disclosure document in connection with the Share Purchase Agreement or this Agreement and any filings with or notices to any Governmental Authority or stock exchange in connection with the Share Purchase Agreement or this Agreement (or the transactions contemplated thereby or hereby) and (b) agrees promptly to give to any party any information they may reasonably request for the preparation of any such documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Shareholders Agreement as of the date and year first above written.

WEICHAI AMERICA CORP.

By:	/s/ Victor Liu
Name:	Victor Liu
Title:	Chairman

[Signature Page to Shareholders Agreement]

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Gary Winemaster
Name:	Gary Winemaster
Title:	Chief Executive Officer

[Signature Page to Shareholders Agreement]

GARY WINEMASTER

By:	/s/ Gary Winemaster

KENNETH WINEMASTER

By:	/s/ Kenneth Winemaster

[Signature Page to Shareholders Agreement]

LIST OF EXHIBIT AND SCHEDULES

Schedule A    Owned Shares and Notice Details of the Founders

SCHEDULE A

FOUNDER	Owned Shares
Gary Winemaster	3,880,896	*
Ken Winemaster	2,180,545

*	Gary Winemaster has 2,000,000 shares which are free of any lien or encumbrance.

Schedule A to Shareholders Agreement